Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Lance O. Diehl	Robert C. Snyder
	President and CEO	President and CEO
	CCFNB Bancorp, Inc.	Luzerne National Bank Corporation
	570-784-4400	570-288-4511
CCFNB BANCORP AND LUZERNE NATIONAL BANK CORPORATION ANNOUNCE
AGREEMENT FOR LUZERNE TO ACQUIRE HAZLETON BRANCH
March 25, 2011 — Bloomsburg, PA and Luzerne, PA — CCFNB Bancorp, Inc. (“CCFNB”), parent company of First Columbia Bank & Trust Co. (“First Columbia”), and Luzerne National Bank Corporation (“Luzerne National”), parent company of Luzerne Bank, today jointly announced that they have entered into an agreement providing for Luzerne Bank to acquire the Hazleton branch office of First Columbia with approximately $17.1 million in deposits. Under the terms of the agreement, Luzerne Bank will assume certain deposits associated with the branch office and acquire the branch facility and equipment.
“We are very pleased to have reached an agreement with First Columbia Bank and Trust to assume the business of the Hazleton office.” said Robert C. Snyder, President and Chief Executive Officer of Luzerne National and Luzerne Bank. “Luzerne Bank’s 104 year history testifies to the strength and stability of our organization. Our goal is to offer our new Hazleton customers increased convenience and sound financial products, while continuing to meet the high standards of excellence and community involvement to which Luzerne Bank has always been committed.”
Lance O. Diehl, President and Chief Executive Officer of CCFNB and First Columbia added: “We are pleased that the deposit relationships associated with the Hazleton branch, which was determined to serve a market area falling outside of our strategic plan, will be assumed by a community bank like Luzerne Bank, ensuring that our deposit customers will continue to receive the attention they deserve.”
The transaction is subject to a number of conditions, including the receipt of approval by regulatory authorities. It is anticipated to close mid-2011.
About CCFNB Bancorp, Inc.
CCFNB Bancorp, Inc. is the parent company of First Columbia Bank & Trust Co., a full-service community bank operating fourteen branch offices in Columbia, Luzerne and Northumberland Counties, Pennsylvania. With total assets of approximately $614 million, CCFNB’s common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “CCFN.”
About Luzerne National Bank Corporation
Luzerne National Bank Corporation is the parent company of Luzerne Bank, a full-service community bank operating seven offices in Luzerne, Lackawanna and Wyoming Counties, Pennsylvania. With total assets of approximately $280 million, Luzerne National’s common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “LUZR.”
Safe Harbor for Forward-Looking Statements
This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results, performance and achievements could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in filings by CCFNB Bancorp, Inc. with the Securities and Exchange Commission.
Although forward-looking statements help provide additional information about CCFNB Bancorp, Inc., investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. CCFNB Bancorp, Inc. assumes no obligation to update any forward-looking statement in order to reflect any event or circumstance that may arise after the date of this document, other than as may be required by applicable law or regulation.
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